Exhibit 10.7

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

WORK ORDER NO. 13

THIS WORK ORDER NO. 13 is by and between RADIUS HEALTH, INC. (“RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”). Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.                                      API/Drug Substance and Product.

BA058

Peptide Sequence:  H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

2.                                      Services.  Manufacturer will render to RADIUS the following Services:

Analytical Services:

•                  Validation of an LC-MS method for the main peak mono-isotopic mass determination (M-076 instead of M-075)

•                  Testing of the validation lots by this validated LC-MS method M-076

Radius shall place purchase orders with Manufacturer in accordance with Work Order 13, and the work will be initiated upon Manufacturer’s acceptance of the PO.  Radius shall not be permitted to terminate the Services covered by such purchase orders.

The deliverables will include regular updates (status reports, conference calls), as reasonably requested by RADIUS.

3.                                      Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

N/A

4.                                      RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

5.                                      RADIUS Equipment.

None

6.                                      Manufacturer Representative.

Richard W. Coombs, Sales Manager, Lonza

7.                                      RADIUS Representative.

David Hanley, Executive Director, Technical Operations

8.                          Compensation.  Radius will be invoiced 100% of the Services upon signature of this WO (€[*]).

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

The total compensation due Manufacturer for Services under this Work Order is not expected to exceed €[*]).

9.                          General: RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder. Manufacturer will invoice RADIUS to the attention of David Hanley, for Services rendered under this Work Order.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ Wajiha Khan on behalf of David Henley	By	/s/ Michael Maskus

Print Name	Wajiha Khan	Print Name	Michael Maskus
Title	Director CMC	Title	Associate Director,
Commercial Development
Date	9/22/15	Date	28-Sep-2015

		By	/s/ Nadia Zieger

		Print Name	Nadia Zieger
		Title	Senior Legal Counsel
		Date	25Sept2015

Approved by LONZA Legal Dept.
/s/ BGL